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THIS LOAN AGREEMENT Is dated April 30, 1996

BETWEEN:

     KNOWLTON CAPITAL INC., a proprietorship carrying on business in the Province of Quebec, and having its offices at 329 Brill
Road, Foster, Quebec, JOE IRO.

          (And hereinafter referred to as "Lender")

               OF THE FIRST PART

AND:

     FIRST AMERICAN SCIENTIFIC CORP, a company duly incorporated under the laws of Nevada, and having offices at Suite 1122 - 470
Granville St, Vancouver, B.C. V6C lVS.

          (And hereinafter referred to as " Borrower")

               OF THE SECOND PART

WHEREAS:

     The lender is engaged in the business of venture capital financing and is desirous of providing financial and bridge financing to the Borrower, on terms and conditions mutually agreed upon; and WHEREAS the Borrower is the owner of an exclusive world wide licence for sonic disintegration equipment being used in various products such as gypsum, limestone, glass, and rubber; and WHEREAS the Borrower is desirous of obtaining short term financial assistance to assist in the completion of its new plant in Bakersfield, Ca, and to assist in general corporate matters as part of its business plan;

IT IS AGREED:

1. The lender will provide financing up to S800,000U.S to be drawn down as requested by the Borrower. Said Borrower shall provide five (5) days notice of the amount of funds to be drawn.

2. Interest shall he charged at the rate of 10% per annum, calculated semi-annually, not in advance.

3. This financing shall be available until the earlier of completion of the preferred share financing that is being undertaken, or December 31, 1996, whichever occurs first.

4. There is no penalty for early retirement of the financing and interest shall be calculated only on the period the funds are outstanding.

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5.   The lender has the option to convert outstanding loans per contemplated financing to common shares at a price of $0.75
     U.S. per share.

6. Should the loan by the Lender not be retired by December 31, 1996, and should the Lender not exercise option to convert as stated in 5. then Lender has option to extend loan for additional six months to June 30, 1997 on similar terms with the interest being 3% over CIBC bank prime at January 1, 1997.

7. Security shall be provided to the Lender by way of a collateral mortgage on the assets at the Bakersfield plant.
     These assets include all equipment purchased by the operation at Bakersfield for the plant. The security shall include all corporate assets owned by the borrower.

8. Borrower shall not pledge intellectual property or any other tangible or intangible assets owned by the Borrower without the expressed written consent of the Lender.

9. The Borrower shall provide monthly financial statements and any other information as so requested by the Lender.

10. The Borrower shall not incur any other debt without the expressed written consent of the Lender.

11.  The Borrower will not acquire fixed assets over $25,000 U.S.
     without the verbal consent of the Lender.

12. The parties hereto agree to enter into any other agreements, undertakings, or obligations as are reasonably necessary, in order to fulfil the intent of this Agreement.

13. If the Borrower breaches any terms as specified in 8,9,10, and 11, and does not rectify said default within 10 days of receiving written notice of breach, then the full amount of the financing then outstanding shall become due and payable, and the credit facility available shall at that moment. be canceled, and future credit not available.

14. It is agreed that this Agreement shall be governed by the laws of British Columbia, and disputes which cannot be resolved by the parties to this Agreement, shall be subject to Arbitration, under the terms and conditions as specified in the British Columbia Arbitration Act.

15.  Time shall the of the essence in this Agreement.





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                              __________________________________
                              Knowlton Capital Inc.



                              __________________________________
                              First American Scientific Corp